Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated February 04, 2021 with respect to the audited balance sheet of Angel Pond Holdings Corp. (the Company) as of January 31, 2021 and the related statements of operations, changes in stockholders’ equity and cash flow for the period from January 18, 2021 (inception) through January 31.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 23, 2021